                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of PLATINUM technology, inc. on Form S-8 of our report dated April 28, 1995, relating to the consolidated financial statements of Trinzic Corporation, appearing in the Annual Report on Form 10-K of PLATINUM technology, inc. for the year ended December 31, 1996 and also appearing in the Current Report on Form 8-K of PLATINUM technology, inc. dated and filed on January 27, 1998.


/s/ Deloitte & Touche LLP

San Jose, California
January 26, 1998